UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2016
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Forest City Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	1-37671 (Commission File Number)	47-4113168 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Term Loan Facility
On May 4, 2016 (the “Closing Date”), Forest City Enterprises, L.P. (“FCELP”), a subsidiary of Forest City Realty Trust, Inc. (the “Company”), entered into a credit agreement with Bank of America, N.A. (“Bank of America”), as Administrative Agent, PNC Bank, National Association (“PNC”) as Syndication Agent, and the various lenders from time to time party thereto (the “Credit Agreement”) for general corporate purposes. Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC served as Joint Lead Arrangers and Joint Bookrunners. All amounts borrowed under the Credit Agreement are guaranteed by certain wholly-owned subsidiaries of FCELP and the Company. The Credit Agreement will mature on May 4, 2021.
The Credit Agreement provides for a $335 million senior unsecured term loan credit facility (the “Facility”) available in up to three draws. The availability of the Facility terminates on the earliest to occur of (a) November 30, 2016, (b) the date on which the third borrowing (if any) is made by FCELP, (c) the date the aggregate principal amount of all term loans outstanding equals the total amount of the Facility, and (d) the date the aggregate commitments are terminated or reduced to zero.
Borrowings under the Facility bear interest at the applicable margin plus the applicable base rate or Eurodollar rate. The applicable margins, as of the Closing Date, are based on FCELP’s maximum total leverage ratio, calculated as a ratio of total consolidated indebtedness to total asset value. The applicable margin ranges from 2.20% to 1.30% for Eurodollar rate loans and 1.20% to 0.30% for base rate loans. Upon the Company obtaining an investment grade credit rating, established by certain debt rating agencies for FCELP’s long term, senior, unsecured non-credit enhanced debt (the “Debt Ratings”), the applicable margin will, at the election of FCELP, be based on the Company’s then-current Debt Ratings.
FCELP is subject to certain financial maintenance covenants under the Credit Agreement, including: (a) a maximum total leverage ratio of 65% on or prior to December 31, 2017 and 60% subsequent to December 31, 2017, (b) a maximum secured leverage ratio of 55% on or after March 31, 2016 and prior to January 1, 2019, and 50% subsequent to December 31, 2018, (c) a maximum secured recourse leverage ratio of 15% on or after March 31, 2016, (d) a minimum fixed charge coverage ratio of 1.50 to 1.00 on or after March 31, 2016, (e) a maximum unsecured leverage ratio of 60% on or after March 31, 2016 and (f) a minimum unencumbered interest coverage ratio of 1.50 to 1.00 on or after March 31, 2016 and prior to January 1, 2018, and 1.75 to 1.00 subsequent to December 31, 2017.
The Credit Agreement also contains customary events of default provisions, including failure to pay indebtedness, breaches of covenants and bankruptcy or other insolvency events, which could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement, as well as customary representations and warranties and affirmative and negative covenants.
The foregoing description of the Credit Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Expansion and Amendment of Revolving Credit Facility
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2015, FCELP, as successor to Forest City Enterprises, Inc. and a subsidiary of the Company, entered into a credit agreement with Bank of America, as Administrative Agent, Bank of America and PNC, as Swing Line Lenders and L/C Issuers, PNC as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders from time to time party thereto (as amended to the date hereto, the “Revolving Credit Agreement”). The Revolving Credit Agreement includes an accordion feature which allows FCELP to increase its borrowing capacity under the Revolving Credit Agreement in an aggregate amount not to exceed $750 million (the “Accordion”). Effective as of May 4, 2016, FCELP exercised the Accordion in part and increased the maximum borrowing capacity under the Revolving Credit Agreement from $500 million to $600 million (the “Accordion Exercise Letter”). In addition, the Revolving Credit Agreement was amended on May 4, 2016 to include certain European Union Bail-In contractual recognition provisions and to incorporate certain references to the Facility (the “Second Amendment”). All other material terms, conditions and covenants with respect to the Revolving Credit Agreement remain unchanged.
The foregoing description of the Accordion Exercise Letter and Second Amendment is not and does not purport to be complete and is qualified in its entirety by reference to the Accordion Exercise Letter and Second Amendment, copies of which are attached as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

On May 5, 2016, the Company issued a press release announcing the execution of the Credit Agreement and exercise of the Accordion under the Revolving Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Description
10.1	—
Credit Agreement, dated as of May 4, 2016, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N. A., as Administrative Agent, PNC Bank, National Association as Syndication Agent, and the various lenders party thereto.

10.2	—
Accordion Exercise Letter, dated as of May 4, 2016, pursuant to the Revolving Credit Agreement, dated as of November 17, 2015, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association as Swing Line Lenders and L/C Issuers, PNC Bank, National Association as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders party thereto.

10.3	—
Second Amendment, dated as of May 4, 2016, to the Credit Agreement, dated as of November 17, 2015, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association as Swing Line Lenders and L/C Issuers, PNC Bank, National Association as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders party thereto.

99.1	—	Press release dated May 5, 2016 announcing the Company’s execution of the Credit Agreement and exercise of the Accordion under the Revolving Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

		By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

Date:	May 5, 2016

EXHIBIT INDEX

Exhibit Number		Description
10.1	—
Credit Agreement, dated as of May 4, 2016, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N. A., as Administrative Agent, PNC Bank, National Association as Syndication Agent, and the various lenders party thereto.

10.2	—
Accordion Exercise Letter, dated as of May 4, 2016, pursuant to the Revolving Credit Agreement, dated as of November 17, 2015, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association as Swing Line Lenders and L/C Issuers, PNC Bank, National Association as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders party thereto.

10.3	—
Second Amendment, dated as of May 4, 2016, to the Credit Agreement, dated as of November 17, 2015, by and among Forest City Enterprises, L.P., as Borrower, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association as Swing Line Lenders and L/C Issuers, PNC Bank, National Association as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders party thereto.

99.1	—	Press release dated May 5, 2016 announcing the Company’s execution of the Credit Agreement and exercise of the Accordion under the Revolving Credit Agreement